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                                                                       EXHIBIT 5



                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                        12th Floor 734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                  May 12, 2000

Board of Directors
Banknorth Group, Inc.
One Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

         Re:           Registration Statement on Form S-8
                       2,942,580 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as special counsel to Banknorth Group, Inc., a Maine corporation (formerly Peoples Heritage Financial Group, Inc.) (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to (i) 530,000 shares of common stock, par value $.01 per share ("Common Stock"), to be issued upon exercise of options to purchase Common Stock granted pursuant to the Corporation's Amended and Restated 1995 Stock Option Plan for Non-employee Directors (the "1995 Option Plan") in connection with an amendment to the 1995 Plan adopted in February 2000 and approval by stockholders of the Company in April 2000, (ii) 2,392,850 shares of Common Stock to be issued upon exercise of options previously granted by Banknorth Group, Inc., a Delaware corporation ("Old Banknorth") pursuant to its 1997 Equity Compensation Plan, its Comprehensive Long-Term Executive Incentive Plan and the Amended and Restated 1995 Stock Incentive Plan and the 1995 Directors Stock Option Plan of Evergreen Bancorp, Inc. (the "Old Banknorth Option Plans"), and converted into options to purchase Common Stock upon the acquisition of Old Banknorth by the Corporation on May 10, 2000 pursuant to an Agreement and Plan of Merger, dated as of June 1, 1999, as amended, between the Corporation and Old Banknorth (the "Agreement")(the options under the 1995 Option Plan and the options under the Old Banknorth Option Plans are referred to collectively as the "Options"), and (iii) 20,000 shares of Common Stock to be issued pursuant to the Old Banknorth Amended and Restated 1994 Deferred Compensation Plan for Directors and Selected Executives (the "Old Banknorth Deferred Compensation Plan") adopted by the Corporation. The 1995 Option Plan, the Old Banknorth Option Plans and the Old Banknorth Deferred Compensation Plan are collectively referred to herein as the "Plans." The Registration Statement also registers an indeterminate number of additional shares which may be necessary to


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Board of Directors
May 12, 2000
Page 2

adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

         In this regard, we have reviewed the Registration Statement and Prospectuses for the Plans, the Articles of Incorporation and Bylaws of the Corporation, the Plans, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

         For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

          Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                      By: /s/ Gerard L. Hawkins
                                          --------------------------------------
                                          Gerard L. Hawkins, a Partner